Exhibit 99.1

Press Release

Orthovita, Inc.

45 Great Valley Parkway

Malvern, PA 19355

USA

Orthovita Receives FDA Approval to Market Its

VITAGEL™ Surgical Hemostat

For Immediate Release

Contact:	Joseph M. Paiva
Orthovita, Inc.
610-640-1775 or 800-676-8482

MALVERN, Pennsylvania, USA, Friday, June 16, 2006 – Orthovita, Inc. (NASDAQ NM: VITA), a developer of orthopedic biomaterials, reported today that it has obtained pre-market approval (PMA) from the U.S. Food and Drug Administration to market its VITAGEL™ surgical hemostat. The new approval permits Orthovita to sell VITAGEL surgical hemostat manufactured at its Malvern, Pennsylvania facility. Orthovita has already manufactured three lots of VITAGEL at its facility and will begin shipping and selling this product immediately.

“A high level of coordination and performance was required throughout our organization to manage existing VITAGEL supply and obtain the pre-market approval within a short time frame,” said Antony Koblish, President and Chief Executive Officer of Orthovita. “I am very pleased and proud of our team’s performance, particularly from our regulatory affairs, quality and manufacturing groups. We are looking forward to now applying all our energy to driving VITAGEL sales growth.”

VITAGEL is a composite liquid hemostat used in surgical procedures as an adjunct to hemostasis when control of bleeding by ligature or conventional procedures is ineffective or impractical. VITAGEL stimulates hemostasis and healing through multiple mechanisms, amplifying the patient’s own biology. VITAGEL is approved for use only in conjunction with the CELLPAKER® plasma collection system. Upon application, VITAGEL works by combining a thrombin/collagen suspension with the patient’s own plasma. The resultant fibrin/collagen clot stems bleeding and provides a robust three-dimensional matrix for soft tissue healing.

Orthovita has been distributing VITAGEL and CELLPAKER since January 2005 under a distribution agreement with Angiotech BioMaterials Corp. Pursuant to a March 2006 License Agreement, manufacturing obligations for the VITAGEL and CELLPAKER products shifted from Angiotech to Orthovita. Prior to entering into the License Agreement, Orthovita had purchased from Angiotech all of its existing VITAGEL and CELLPAKER inventory that had been manufactured by or on behalf of Angiotech. Of this inventory purchased from Angiotech, Orthovita believes that it has sufficient CELLPAKER inventory remaining to meet sales demand through the end of 2006. Orthovita will immediately commence the sale of VITAGEL with this existing inventory while simultaneously pursuing pre-marketing approval for the manufacture of the CELLPAKER system.

About the Company

Orthovita is a biomaterials company with proprietary technologies for the development and commercialization of synthetic, biologically active, tissue engineering products for orthopedic and neurosurgical applications. Our products are used in the regeneration of bone and soft tissue. Our near-term commercial business is based on our VITOSS® Bone Graft Substitute technology platforms, which are designed to address the non-structural bone graft market by offering synthetic alternatives to the use of autograft or cadaver-derived bone material to meet a broad range of orthopedic clinical needs in the spine, trauma, joint reconstruction, revision surgery and extremities markets, and VITAGEL™ Surgical Hemostat, which is an adherent matrix and an impermeable barrier to blood flow. Our longer-term U.S. clinical development program is focused on our CORTOSS® Synthetic Cortical Bone technology platform, which is designed for injections in osteoporotic spines to treat vertebral compression fractures. Orthovita works jointly with Kensey Nash Corporation and Angiotech Pharmaceuticals, Inc., to develop and market novel synthetic-based biomaterial products, and continues to pursue similar relationships with other companies in biomaterials.

This press release contains forward-looking statements that address, among other things, market acceptance of Orthovita’s products and their use in approved applications, regulatory approval for our products and the manufacture of our products, existing inventory amounts of our products, our strategic relationships and other aspects of our business. Such statements are based on management’s current expectations and are subject to a number of substantial risks and uncertainties that could cause actual results or timeliness to differ materially from those addressed in the forward-looking statements. Factors that may cause such a difference are listed from time to time in reports filed by Orthovita with the U.S. Securities and Exchange Commission (SEC), including but not limited to risks described in our most recently filed Form 10-K under the caption “Certain Risks Related to Our Business”. Further information about these and other relevant risks and uncertainties may be found in Orthovita’s filings with the SEC, all of which are available from the SEC as well as other sources. Orthovita undertakes no obligation to publicly update any forward-looking statements.

Source: Orthovita, Inc.